Exhibit 99(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of Carey Credit Income Fund 2018 T of our reports dated March 15, 2016 relating to the consolidated financial statements, and senior securities table, of Carey Credit Income Fund, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 31, 2017